Exhibit 32.1

CEO CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Focus Enhancements, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brett Moyer, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Brett A. Moyer
Brett A. Moyer
Chief Executive Officer

August 16, 2004

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350. A signed original of this written statement or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, required by Section 906, has been provided to Focus Enhancements, Inc. and such statement will be retained by Focus Enhancements, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.